                   INDYMAC INDX MORTGAGE LOAN TRUST 2005-AR35




                                FINAL TERM SHEET



                           [INDYMAC BANK, F.S.B. LOGO]



                           $266,512,100 (APPROXIMATE)




                                INDYMAC MBS, INC.
                                    DEPOSITOR


                              INDYMAC BANK, F.S.B.
                           SELLER AND MASTER SERVICER

         This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

         The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

         THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

         This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

         The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                 FREE WRITING PROSPECTUS DATED DECEMBER 29, 2005
                   INDYMAC INDX MORTGAGE LOAN TRUST 2005-AR35

            DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING JANUARY 25, 2006

                          ---------------------------

         The following classes of certificates are being offered pursuant to this free writing prospectus:


   -------------------- --------------------- ------------------ ------------------- ------------------- ---------------
                                                                                       INITIAL CLASS
                           INITIAL CLASS        PASS-THROUGH                            CERTIFICATE       PASS-THROUGH
     OFFERED CLASSES    CERTIFICATE BALANCE         RATE          OFFERED CLASSES         BALANCE             RATE
   -------------------- --------------------- ------------------ ------------------- ------------------- ---------------
      Class 1-A-1            $49,508,000          Variable         Class A-R                $100            Variable
   -------------------- --------------------- ------------------ ------------------- ------------------- ---------------
      Class 1-A-2             $3,815,000          Variable         Class B-1             $7,056,000         Variable
   -------------------- --------------------- ------------------ ------------------- ------------------- ---------------
     Class 2-A-1            $184,464,000          Variable         Class B-2             $4,614,000         Variable
   -------------------- --------------------- ------------------ ------------------- ------------------- ---------------
     Class 2-A-2             $14,205,000          Variable         Class B-3             $2,850,000         Variable
   -------------------- --------------------- ------------------ ------------------- ------------------- ---------------

                                     SUMMARY

OFFERED CERTIFICATES

IndyMac INDX Mortgage Loan Trust 2005-AR35 will issue twelve classes of certificates, eight of which are being offered by this free writing prospectus and the accompanying prospectus. The assets of the trust fund that will support both the offered certificates and other classes of certificates will consist of a pool of 591 mortgage loans with an aggregate stated principal balance of approximately $271,397,604 as of December 1, 2005 and certain other property and assets described in this free writing prospectus. All of the group 1 mortgage loans have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac. The original principal balances of the group 2 mortgage loans may or may not conform to Fannie Mae and Freddie Mac guidelines. The mortgage loans will consist primarily of 30-year conventional, hybrid adjustable rate mortgage loans secured by first liens on one- to four-family residential properties.

The mortgage pool consists of two loan groups. The mortgage rate on each mortgage loan is fixed for ten years after origination and thereafter is adjustable based on a specified index. Loan group 1 and loan group 2 will consist primarily of 30-year mortgage loans expected to have an aggregate stated principal balance of approximately $57,429,807 and $213,967,797, respectively, in each case as of the cut-off date.

The following chart lists certain characteristics of the classes of the offered certificates. The classes of certificates listed below will not be offered unless they are assigned ratings at least as high as those set forth below by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and by Moody's Investors Service, Inc. ("MOODY'S"):

                     S&P     MOODY'S
   CLASS            RATING   RATING       TYPE
 -----------        ------   ------  --------------
Class 1-A-1         AAA       Aaa    Senior/Variable
                                     Rate/Super
                                     Senior
Class 1-A-2         AAA       Aa1    Senior/Variable
                                     Rate/Support
Class 2-A-1         AAA       Aaa    Senior/Variable
                                     Rate/Super
                                     Senior
Class 2-A-2         AAA       Aa1    Senior/Variable
                                     Rate/Support
Class A-R           AAA       Aaa    Senior/Variable
                                     Rate/Residual
Class B-1            AA       Aa2    Subordinate/
                                     Variable Rate
Class B-2            A        A2     Subordinate/
                                     Variable Rate
Class B-3           BBB      Baa2    Subordinate/
                                     Variable Rate

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

OTHER CERTIFICATES

In addition to the offered certificates, the trust fund will issue the Class P, Class B-4, Class B-5 and Class B-6 Certificates, which are not being offered to the public pursuant to this free writing prospectus. The Class P Certificates will have an initial class certificate balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans. The Class B-4, Class B-5 and Class B-6 Certificates will have initial class certificate balances of approximately $2,985,000, $1,086,000 and $814,503, respectively, and each will have a pass-through rate calculated as described in this free writing prospectus under "Description of the Certificates - Interest." Any information contained in this free writing prospectus with respect to the Class P, Class B-4, Class B-5 and Class B-6 Certificates is provided only to permit a better understanding of the offered certificates.

CUT-OFF DATE

December 1, 2005.

CLOSING DATE

On or about December 29, 2005.

DEPOSITOR

IndyMac MBS, Inc. is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

SELLER AND MASTER SERVICER

IndyMac Bank, F.S.B.

TRUSTEE

Deutsche Bank National Trust Company.

DISTRIBUTION DATES

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions on the next business day. The first distribution is scheduled for January 25, 2006.

INTEREST DISTRIBUTIONS

Interest will accrue at the rate described in this free writing prospectus on each class of certificates on the basis of a 360-day year divided into twelve 30-day months.

The interest accrual period for the classes of certificates for any distribution date will be the calendar month before the distribution date.

On each distribution date, to the extent funds are available from the related loan group or groups, each class of certificates will be entitled to receive interest that accrued at the applicable pass-through rate during the related interest accrual period on its class certificate balance immediately prior to that distribution date, together with any interest remaining unpaid from prior distribution dates.

See "Description of the Certificates--Interest" in this free writing prospectus.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The master servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the master servicer's servicing compensation the interest entitlement for each class of certificates will be reduced proportionately by the amount of this excess.

PRINCIPAL DISTRIBUTIONS

Principal will be distributed on each class of certificates entitled to receive principal distributions on each distribution date as described in this free writing prospectus.

See "Description of the Certificates--Principal" in this free writing prospectus.

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the trust fund and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and real estate owned by the trust fund declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

See "Description of the Certificates--Optional Termination" in this free writing prospectus.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

PRIORITY OF DISTRIBUTIONS

On each distribution date amounts available from each loan group (other than amounts constituting prepayment charges) will be applied in the following order of priority:

    1. to interest on the classes of the senior certificates relating to that loan group in the manner, order and priority described in this free writing prospectus under "Description of the Certificates -- Interest;"

    2. to principal of the classes of the senior certificates relating to that loan group entitled to receive distributions of principal in the manner, order and priority described in this free writing prospectus under

        "Description of the Certificates -- Principal;" and

    3. from remaining available funds from both loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class B-1 Certificates, as described in this free writing prospectus under "Description of the Certificates -- Principal."

CREDIT ENHANCEMENT

Subordination

The issuance of senior certificates and subordinated certificates by the trust fund is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal. Each class of senior certificates will have payment priority over the subordinated certificates. Among the classes of subordinated certificates offered by this free writing prospectus, the Class B-1 Certificates will have payment priority over the Class B-2 Certificates and Class B-3 Certificates. The Class B-2 Certificates will have payment priority over the Class B-3 Certificates. The subordinated certificates also include the Class B-4, Class B-5 and Class B-6 Certificates, which are not being offered pursuant to this free writing prospectus.

See "Description of the Certificates" and "Credit Enhancement -- Subordination" in this free writing prospectus.

Allocation of Losses

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group among the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority, before realized losses on the mortgage loans are allocated to the senior certificates related to that loan group. Some losses, however, such as special hazard losses, bankruptcy losses, and fraud losses realized on the mortgage loans in excess of the amounts set forth in this free writing prospectus, are, in general, allocated proportionately to each class of certificates (other than the Class P Certificates) related to the affected loan group instead of first being allocated to the subordinated certificates. Realized losses, other than excess losses, allocable to the senior certificates will be allocated as described in this free writing prospectus under "Description of the Certificates--Allocation of Losses." Pursuant to the pooling and servicing agreement, the Class P Certificates will not be allocated realized losses.

See "Description of the Certificates -- Allocation of Losses" and "Credit Enhancement -- Subordination" in this free writing prospectus.

Cross-Collateralization

In certain limited circumstances, principal and interest collected from one of the loan groups may be used to pay principal or interest, or both, to the senior certificates unrelated to that loan group.

See "Description of the Certificates--Cross-Collateralization" in this free writing prospectus.

TAX STATUS

For federal income tax purposes, the trust fund will comprise one or more real estate mortgage investment conduits in a tiered structure. The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC. Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which, other than the Class A-R Certificate, will represent the regular interests in the Master REMIC. The Class A-R Certificate will represent ownership of both the residual interest in the Master REMIC and the residual interests in any underlying REMIC.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

LEGAL INVESTMENT

The senior certificates and the Class B-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

                                THE MORTGAGE POOL

                                  LOAN GROUP 1

                MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                   PRINCIPAL
                                NUMBER OF        AGGREGATE        BALANCE
                                 GROUP 1         PRINCIPAL      OUTSTANDING OF
                                MORTGAGE          BALANCE         THE GROUP 1
RANGE OF MORTGAGE RATES (%)       LOANS         OUTSTANDING     MORTGAGE LOANS
---------------------------       -----         -----------     --------------
5.001 - 5.500...........            2        $      423,000.00        0.74%
5.501 - 6.000...........           44            11,282,487.00       19.65
6.001 - 6.500...........          133            34,909,407.15       60.79
6.501 - 7.000...........           40             9,142,648.74       15.92
7.001 - 7.500...........           10             1,672,264.00        2.91
                              -------------- ------------------ ----------------
      TOTAL:                      229           $57,429,806.89      100.00%
                              ============== ================== ================

-------------
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the group 1 mortgage loans was approximately 6.324% per annum.


        CURRENT PRINCIPAL BALANCES FOR THE GROUP 1 MORTGAGE LOANS (1)
-------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                NUMBER OF        AGGREGATE         BALANCE
       RANGE OF CURRENT          GROUP 1         PRINCIPAL      OUTSTANDING OF
  MORTGAGE LOAN PRINCIPAL       MORTGAGE          BALANCE         THE GROUP 1
        BALANCES ($)              LOANS         OUTSTANDING     MORTGAGE LOANS
---------------------------       -----         -----------     --------------
50,000.01 - 100,000.00......        7       $      554,313.54         0.97%
 100,000.01 - 150,000.00....       27            3,380,910.44         5.89
 150,000.01 - 200,000.00....       34            5,985,940.00        10.42
 200,000.01 - 250,000.00....       46           10,444,673.34        18.19
 250,000.01 - 300,000.00....       50           14,177,839.00        24.69
 300,000.01 - 350,000.00....       41           13,270,480.57        23.11
 350,000.01 - 400,000.00....       16            5,709,450.00         9.94
 400,000.01 - 450,000.00....        1              424,000.00         0.74
 450,000.01 - 500,000.00....        5            2,334,200.00         4.06
 500,000.01 - 550,000.00....        1              548,400.00         0.95
550,000.01 - 600,000.00.....        1              599,600.00         1.04
                               ------------ ------------------- ---------------
      TOTAL:                       229         $57,429,806.89       100.00%
                               ============ =================== ================

-----------------
(1) As of the Cut-off Date, the average principal balance of the group 1 mortgage loans was approximately $250,785.18.


       ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP 1 MORTGAGE LOANS (1)
-------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                NUMBER OF        AGGREGATE         BALANCE
                                 GROUP 1         PRINCIPAL      OUTSTANDING OF
     RANGE OF ORIGINAL          MORTGAGE          BALANCE         THE GROUP 1
 LOAN-TO-VALUE RATIO (%)         LOANS         OUTSTANDING     MORTGAGE LOANS
---------------------------       -----         -----------     --------------
0.01 - 10.00............            1        $      300,000.00        0.52%
10.01 - 20.00...........            2               411,000.00        0.72
20.01 - 30.00...........            8             1,766,650.00        3.08
30.01 - 40.00...........           11             2,523,170.57        4.39
40.01 - 50.00...........           19             4,637,460.00        8.08
50.01 - 60.00...........           30             7,756,487.00       13.51
60.01 - 70.00...........           39            10,501,409.00       18.29
70.01 - 80.00...........           113           28,536,978.88       49.69
80.01 - 90.00...........            4               626,179.17        1.09
90.01 - 95.00...........            2               370,472.27        0.65
                               -------------- ------------------ ---------------
      TOTAL:                      229           $57,429,806.89      100.00%
                               ============== ================== ===============

----------------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the group 1 mortgage loans was approximately 66.33%.


        ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
-------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                NUMBER OF        AGGREGATE         BALANCE
                                 GROUP 1         PRINCIPAL      OUTSTANDING OF
  ORIGINAL TERM TO STATED       MORTGAGE          BALANCE         THE GROUP 1
     MATURITY (MONTHS)           LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------       -----         -----------     --------------
360.....................           229          $57,429,806.89      100.00%
                               -------------- ------------------ ---------------
      TOTAL:                       229          $57,429,806.89      100.00%
                               ============== ================== ===============


     REMAINING TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS (1)
-------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                NUMBER OF        AGGREGATE         BALANCE
                                 GROUP 1         PRINCIPAL      OUTSTANDING OF
RANGE OF REMAINING TERMS TO     MORTGAGE          BALANCE         THE GROUP 1
  STATED MATURITY (MONTHS)       LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------       -----         -----------     --------------
349 -  360..............           229          $57,429,806.89      100.00%
                              -------------- ------------------ ----------------
      TOTAL:                       229          $57,429,806.89      100.00%
                              ============== ================== ================

-----------------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the group 1 mortgage loans was approximately 360 months.

 GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE
                                     LOANS
-------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                NUMBER OF        AGGREGATE         BALANCE
                                 GROUP 1         PRINCIPAL      OUTSTANDING OF
                                MORTGAGE          BALANCE         THE GROUP 1
   GEOGRAPHIC AREA               LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------       -----         -----------     --------------
Arizona.................            4         $     855,400.00       1.49%
California..............           106           29,043,229.00      50.57
Colorado................            8             1,888,800.00       3.29
Connecticut.............            4               696,600.00       1.21
Delaware................            1               208,600.00       0.36
District of Columbia....            1               346,000.00       0.60
Florida.................           19             4,284,610.61       7.46
Georgia.................            2               234,800.00       0.41
Hawaii..................            1               424,000.00       0.74
Illinois................            5             1,088,320.00       1.90
Iowa....................            1               120,000.00       0.21
Kentucky................            1               149,600.00       0.26
Maryland................           13             3,431,867.00       5.98
Massachusetts...........            2               676,800.00       1.18
Michigan................            4               700,746.14       1.22
Minnesota...............            1               242,000.00       0.42
Missouri................            1               160,680.00       0.28
Montana.................            1               128,000.00       0.22
Nevada..................            5             1,317,450.00       2.29
New Jersey..............           13             3,409,770.57       5.94
New York................            8             2,307,514.40       4.02
North Carolina..........            2               275,800.00       0.48
Ohio....................            2               248,000.00       0.43
Oregon..................            4               904,800.00       1.58
Pennsylvania............            1               118,679.17       0.21
South Carolina..........            1               120,000.00       0.21
Texas...................            4               933,150.00       1.62
Utah....................            1               143,000.00       0.25
Virginia................           10             2,468,590.00       4.30
Washington..............            3               503,000.00       0.88
                              -------------- ------------------ ----------------
      TOTAL:                      229           $57,429,806.89      100.00%
                              ============== ================== ================

       MORTGAGORS' FICO CREDIT SCORES FOR THE GROUP 1 MORTGAGE LOANS (1)
-------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                NUMBER OF        AGGREGATE         BALANCE
                                 GROUP 1         PRINCIPAL      OUTSTANDING OF
       RANGE OF                 MORTGAGE          BALANCE         THE GROUP 1
  FICO CREDIT SCORES             LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------       -----         -----------     --------------
601 - 620...............            1          $    162,500.00       0.28%
621 - 640...............           15             3,585,564.40       6.24
641 - 660...............           21             5,431,944.00       9.46
661 - 680...............           32             7,162,869.14      12.47
681 - 700...............           30             7,848,550.00      13.67
701 - 720...............           28             6,726,548.00      11.71
721 - 740...............           31             7,797,859.17      13.58
741 - 760...............           34             9,371,270.57      16.32
761 - 780...............           21             5,256,825.61       9.15
781 - 800...............           12             3,025,237.00       5.27
801 - 820...............            4             1,060,639.00       1.85
                              -------------- ------------------ ----------------
      TOTAL:                      229           $57,429,806.89     100.00%
                              ============== ================== ================

-------------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the group 1 mortgage loans was approximately 712.


         TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
-------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                NUMBER OF        AGGREGATE         BALANCE
                                 GROUP 1         PRINCIPAL      OUTSTANDING OF
                                MORTGAGE          BALANCE         THE GROUP 1
       PROPERTY TYPE             LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------       -----         -----------     --------------
Single Family
Residence...............          125           $29,620,621.28       51.58%
Planned Unit Development
(PUD)...................           46            11,498,559.61       20.02
Low-Rise Condominium....           32             7,660,266.00       13.34
Two-Family Residence....           13             3,551,200.00        6.18
Three-Family Residence..            7             2,532,500.00        4.41
Four-Family Residence...            3             1,644,000.00        2.86
High Rise Condominium...            3               922,660.00        1.61
                              -------------- ------------------ ----------------
      TOTAL:                      229           $57,429,806.89      100.00%
                              ============== ================== ================


                     PURPOSE OF THE GROUP 1 MORTGAGE LOANS
-------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                NUMBER OF        AGGREGATE         BALANCE
                                 GROUP 1         PRINCIPAL      OUTSTANDING OF
                                MORTGAGE          BALANCE         THE GROUP 1
       LOAN PURPOSE              LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------      ------         -----------     --------------
Refinance (Cash Out)...           119           $29,881,316.14       52.03%
Purchase...............            69            17,202,884.18       29.95
Refinance (Rate/Term)..            41            10,345,606.57       18.01
                              -------------- ------------------ ----------------
      TOTAL:                      229           $57,429,806.89      100.00%
                              ============== ================== ================


              OCCUPANCY TYPES FOR THE GROUP 1 MORTGAGE LOANS (1)
-------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                NUMBER OF        AGGREGATE         BALANCE
                                 GROUP 1         PRINCIPAL      OUTSTANDING OF
                                MORTGAGE          BALANCE         THE GROUP 1
      OCCUPANCY TYPE             LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------      ------         -----------     --------------
Primary Home...........         178             $44,568,053.32       77.60%
Investment.............          40              10,249,153.57       17.85
Second Home............          11               2,612,600.00        4.55
                            --------------   ------------------ ----------------
      TOTAL:                    229             $57,429,806.89      100.00%
                            ==============   ================== ================

----------------
(1) Based upon representations of the related mortgagors at the time of origination.


             DOCUMENTATION PROGRAMS OF THE GROUP 1 MORTGAGE LOANS
-------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                NUMBER OF        AGGREGATE         BALANCE
                                 GROUP 1         PRINCIPAL      OUTSTANDING OF
                                MORTGAGE          BALANCE         THE GROUP 1
     TYPE OF PROGRAM             LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------      ------         -----------     --------------
Stated Income..........         102           $24,731,187.75         43.06%
Full/Alternate.........          55            14,649,523.40         25.51
No Doc.................          35             9,202,287.00         16.02
No Ratio...............          22             5,334,399.74          9.29
No Income/ No Asset....          15             3,512,409.00          6.12
                            -------------- -------------------- ----------------
      TOTAL:                    229           $57,429,806.89        100.00%
                            ============== ==================== ================



             RANGES OF LOAN AGE FOR THE GROUP 1 MORTGAGE LOANS (1)
-------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                NUMBER OF        AGGREGATE         BALANCE
                                 GROUP 1         PRINCIPAL      OUTSTANDING OF
                                MORTGAGE          BALANCE         THE GROUP 1
RANGES OF LOAN AGE (MONTHS)      LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------      ------         -----------     --------------
0......................         204           $51,357,927.00         89.43%
1-5....................          25             6,071,879.89         10.57
                            -------------- -------------------- ----------------
      TOTAL:                    229           $57,429,806.89        100.00%
                            ============== ==================== ================

-------------
(1) As of the Cut-off Date, the weighted average loan age of the group 1 mortgage loans was approximately zero months.


             PREPAYMENT CHARGE TERMS OF THE GROUP 1 MORTGAGE LOANS
-------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                NUMBER OF        AGGREGATE         BALANCE
                                 GROUP 1         PRINCIPAL      OUTSTANDING OF
    PREPAYMENT CHARGE           MORTGAGE          BALANCE         THE GROUP 1
     TERM (MONTHS)               LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------      ------         -----------     --------------
0..........................       137           $35,024,935.48       60.99%
12.........................         1               277,800.00        0.48
36.........................        91            22,127,071.41       38.53
      TOTAL:                  -------------  -----------------  ----------------
                                  229           $57,429,806.89       100.00%
                              =============  =================  ================



                  LOAN PROGRAMS FOR THE GROUP 1 MORTGAGE LOANS
-------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                NUMBER OF        AGGREGATE         BALANCE
                                 GROUP 1         PRINCIPAL      OUTSTANDING OF
                                MORTGAGE          BALANCE         THE GROUP 1
      LOAN PROGRAM               LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------      ------         -----------     --------------
10/6 LIBOR.............          19          $  3,480,139.32          6.06%
10/1 LIBOR.............           9             2,140,650.00          3.73
10/6 LIBOR Interest Only         95            24,072,760.57         41.92
10/1 LIBOR Interest Only        106            27,736,257.00         48.30
                            -------------- -------------------- ----------------
      TOTAL:                    229           $57,429,806.89        100.00%
                            ============== ==================== ================

                 GROSS MARGINS FOR THE GROUP 1 MORTGAGE LOANS(1)
-------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                NUMBER OF        AGGREGATE         BALANCE
                                 GROUP 1         PRINCIPAL      OUTSTANDING OF
        RANGE OF                MORTGAGE          BALANCE         THE GROUP 1
    GROSS MARGIN (%)             LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------      ------         -----------     --------------
2.001 - 2.500..........          14          $  3,182,394.98          5.54%
2.501 - 3.000..........         215            54,247,411.91         94.46
                            -------------- -------------------- ----------------
      TOTAL:                    229           $57,429,806.89        100.00%
                            ============== ==================== ================

--------------
(1) As of the Cut-off Date, the weighted average Gross Margin of the group 1 mortgage loans was approximately 2.722%.


             INITIAL ADJUSTMENT DATE FOR THE GROUP 1 MORTGAGE LOANS
-------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                NUMBER OF        AGGREGATE         BALANCE
                                 GROUP 1         PRINCIPAL      OUTSTANDING OF
                                MORTGAGE          BALANCE         THE GROUP 1
INITIAL ADJUSTMENT DATE          LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------      ------         -----------     --------------
October 2015...........          11         $   2,195,794.98          3.82%
November 2015..........          14             3,876,084.91          6.75
December 2015..........         148            37,279,663.00         64.91
January 2016...........          56            14,078,264.00         24.51
                            -------------- -------------------- ----------------
      TOTAL:                    229           $57,429,806.89        100.00%
                            ============== ==================== ================


        MONTHS TO INITIAL ADJUSTMENT DATE FOR THE GROUP 1 MORTGAGE LOANS
-------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                NUMBER OF        AGGREGATE         BALANCE
                                 GROUP 1         PRINCIPAL      OUTSTANDING OF
RANGE OF NUMBER OF MONTHS       MORTGAGE          BALANCE         THE GROUP 1
TO INITIAL ADJUSTMENT DATE       LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------      ------         -----------     --------------
109 - 120..............         173           $43,351,542.89         75.49%
121 - 132..............          56            14,078,264.00         24.51
                            -------------- -------------------- ----------------
      TOTAL:                    229           $57,429,806.89        100.00%
                            ============== ==================== ================



            MAXIMUM MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS(1)
-------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                NUMBER OF        AGGREGATE         BALANCE
                                 GROUP 1         PRINCIPAL      OUTSTANDING OF
     RANGE OF MAXIMUM           MORTGAGE          BALANCE         THE GROUP 1
     MORTGAGE RATE (%)            LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------      ------         -----------     --------------
10.501 - 11.000........          24          $  6,181,587.00         10.76%
11.001 - 11.500........          68            18,566,820.00         32.33
11.501 - 12.000........          42            10,062,680.00         17.52
12.001 - 12.500........          70            17,355,307.15         30.22
12.501 - 13.000........          18             4,180,868.74          7.28
13.001 - 13.500........           7             1,082,544.00          1.88
                            -------------- -------------------- ----------------
      TOTAL:                    229           $57,429,806.89       100.00%
                            ============== ==================== ================

----------------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the group 1 mortgage loans was approximately 11.804%.


           INITIAL PERIODIC RATE CAP FOR THE GROUP 1 MORTGAGE LOANS(1)
-------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                NUMBER OF        AGGREGATE         BALANCE
                                 GROUP 1         PRINCIPAL      OUTSTANDING OF
   INITIAL PERIODIC RATE        MORTGAGE          BALANCE         THE GROUP 1
           CAP(%)                LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------      ------         -----------     --------------
5.000..................         215           $54,247,411.91         94.46%
6.000..................          14             3,182,394.98          5.54
                            -------------- ------------------   --------------
      TOTAL:                    229           $57,429,806.89        100.00%
                            ============== ==================   ==============

---------------
(1) As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the group 1 mortgage loans was approximately 5.055%.


         SUBSEQUENT PERIODIC RATE CAP FOR THE GROUP 1 MORTGAGE LOANS(1)
-------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                NUMBER OF        AGGREGATE         BALANCE
                                 GROUP 1         PRINCIPAL      OUTSTANDING OF
   SUBSEQUENT PERIODIC         MORTGAGE          BALANCE         THE GROUP 1
       RATE CAP(%)               LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------      ------         -----------     --------------
1.000..................          99           $24,150,504.91         42.05%
2.000..................         130            33,279,301.98         57.95
                            -------------- -------------------- ----------------
      TOTAL:                    229           $57,429,806.89        100.00%
                            ============== ================== ================

--------------
(1) As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the group 1 mortgage loans was approximately 1.579%.

                                  LOAN GROUP 2

               MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS (1)
-------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                NUMBER OF        AGGREGATE         BALANCE
                                 GROUP 2         PRINCIPAL      OUTSTANDING OF
                                MORTGAGE          BALANCE         THE GROUP 2
RANGE OF MORTGAGE RATES (%)      LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------      ------         -----------     --------------
5.001 - 5.500...........              2        $  1,298,134.00        0.61%
5.501 - 6.000...........             68          45,645,866.81       21.33
6.001 - 6.500...........            226         132,480,621.79       61.92
6.501 - 7.000...........             60          31,694,997.34       14.81
7.001 - 7.500...........              4           1,948,800.00        0.91
7.501 - 8.000...........              2             899,377.00        0.42
                              -------------- ------------------ ----------------
      TOTAL:                        362        $213,967,796.94       100.00%
                              ============== ================== ================

----------------
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the group 2 mortgage loans was approximately 6.283% per annum.


         CURRENT PRINCIPAL BALANCES FOR THE GROUP 2 MORTGAGE LOANS (1)
-------------------------------------------------------------------------------
                                                                   PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                                   NUMBER OF      AGGREGATE         BALANCE
     RANGE OF CURRENT               GROUP 2       PRINCIPAL      OUTSTANDING OF
   MORTGAGE LOAN PRINCIPAL         MORTGAGE        BALANCE         THE GROUP 2
        BALANCES ($)                LOANS        OUTSTANDING     MORTGAGE LOANS
---------------------------         ------       -----------     --------------
 350,000.01 - 400,000.00....           46      $  17,689,050.99        8.27%
 400,000.01 - 450,000.00....           46         19,596,123.12        9.16
450,000.01 - 500,000.00.....           79         37,409,801.66       17.48
500,000.01 - 550,000.00.....           35         18,305,114.89        8.56
550,000.01 - 600,000.00.....           32         18,688,068.37        8.73
600,000.01 - 650,000.00.....           39         24,652,089.17       11.52
650,000.01 - 700,000.00.....           13          8,861,811.85        4.14
700,000.01 - 750,000.00.....            8          5,842,750.00        2.73
750,000.01 - 800,000.00.....           15         11,696,643.34        5.47
800,000.01 - 850,000.00.....            8          6,635,112.55        3.10
850,000.01 - 900,000.00.....            8          7,023,234.00        3.28
900,000.01 - 950,000.00.....            6          5,619,000.00        2.63
950,000.01 - 1,000,000.00...           12         11,854,749.00        5.54
1,000,000.01 - 1,500,000.00.           15         20,094,248.00        9.39
       TOTAL:                   ------------ ------------------  --------------
                                      362       $213,967,796.94      100.00%
                                ============ ================== ================

----------------
(1) As of the Cut-off Date, the average principal balance of the group 2 mortgage loans was approximately $591,071.26.

       ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP 2 MORTGAGE LOANS (1)
-------------------------------------------------------------------------------
                                                                   PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                                  NUMBER OF       AGGREGATE         BALANCE
                                   GROUP 2        PRINCIPAL      OUTSTANDING OF
   RANGE OF ORIGINAL               MORTGAGE        BALANCE         THE GROUP 2
 LOAN-TO-VALUE RATIO (%)            LOANS        OUTSTANDING     MORTGAGE LOANS
---------------------------         ------       -----------     --------------
20.01 - 30.00...........              3        $  1,896,000.00        0.89%
30.01 - 40.00...........              3           2,178,767.37        1.02
40.01 - 50.00...........             14           9,758,999.00        4.56
50.01 - 60.00...........             35          22,487,999.00       10.51
60.01 - 70.00...........             95          62,081,210.71       29.01
70.01 - 80.00...........            211         115,155,320.86       53.82
90.00...................              1             409,500.00        0.19
      TOTAL:                  -------------  -----------------  ---------------
                                    362        $213,967,796.94      100.00%
                              =============  =================  ================

----------------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the group 2 mortgage loans was approximately 70.17%.


        ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
-------------------------------------------------------------------------------
                                                                   PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                                   NUMBER OF      AGGREGATE         BALANCE
                                    GROUP 2       PRINCIPAL      OUTSTANDING OF
  ORIGINAL TERM TO STATED          MORTGAGE       BALANCE         THE GROUP 2
     MATURITY (MONTHS)              LOANS        OUTSTANDING     MORTGAGE LOANS
---------------------------         ------       -----------     --------------
360.....................            362      $213,967,796.94        100.00%
                              -------------- ------------------ ----------------
      TOTAL:                        362      $213,967,796.94        100.00%
                              ============== ================== ================



     REMAINING TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS (1)
-------------------------------------------------------------------------------
                                                                   PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                                   NUMBER OF      AGGREGATE         BALANCE
                                    GROUP 2       PRINCIPAL      OUTSTANDING OF
RANGE OF REMAINING TERMS TO        MORTGAGE       BALANCE         THE GROUP 2
 STATED MATURITY (MONTHS)           LOANS        OUTSTANDING     MORTGAGE LOANS
---------------------------         ------       -----------     --------------
349 -  360..............            362      $213,967,796.94        100.00%
                              -------------- ------------------ ----------------
      TOTAL:                        362      $213,967,796.94        100.00%
                              ============== ================== ================

-----------------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the group 2 mortgage loans was approximately 360 months.


 GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE
                                     LOANS
-------------------------------------------------------------------------------
                                                                   PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                                   NUMBER OF      AGGREGATE         BALANCE
                                    GROUP 2       PRINCIPAL      OUTSTANDING OF
                                   MORTGAGE        BALANCE         THE GROUP 2
     GEOGRAPHIC AREA                LOANS        OUTSTANDING     MORTGAGE LOANS
---------------------------         ------       -----------     --------------
Arizona.................              7        $  4,731,752.00        2.21%
California..............            278         165,916,627.48       77.54
Colorado................              4           2,789,200.00        1.30
Delaware................              1             480,000.00        0.22
District of Columbia....              1             464,000.00        0.22
Florida.................             11           6,186,595.57        2.89
Idaho...................              1             879,100.00        0.41
Illinois................              7           3,380,800.00        1.58
Maine...................              2             903,000.00        0.42
Maryland................              6           3,729,500.00        1.74
Massachusetts...........              1             700,000.00        0.33
Michigan................              1             505,000.00        0.24
Nevada..................              8           4,097,700.00        1.92
New Jersey..............              4           2,540,500.00        1.19
New York................             12           6,894,250.00        3.22
Texas...................              5           3,482,891.89        1.63
Virginia................             10           4,339,880.00        2.03
Washington..............              3           1,947,000.00        0.91
                              -------------- ------------------ ----------------
      TOTAL:                        362        $213,967,796.94      100.00%
                              ============== ================== ================

       MORTGAGORS' FICO CREDIT SCORES FOR THE GROUP 2 MORTGAGE LOANS (1)
-------------------------------------------------------------------------------
                                                                   PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                                   NUMBER OF      AGGREGATE         BALANCE
                                    GROUP 2       PRINCIPAL      OUTSTANDING OF
        RANGE OF                   MORTGAGE        BALANCE         THE GROUP 2
  FICO CREDIT SCORES                LOANS        OUTSTANDING     MORTGAGE LOANS
---------------------------         ------       -----------     --------------
621 - 640...............             11         $ 6,191,243.34        2.89%
641 - 660...............             32          17,421,817.37        8.14
661 - 680...............             35          20,035,837.16        9.36
681 - 700...............             60          35,566,124.55       16.62
701 - 720...............             63          36,862,684.08       17.23
721 - 740...............             44          26,857,348.00       12.55
741 - 760...............             46          30,111,936.00       14.07
761 - 780...............             39          22,763,712.00       10.64
781 - 800...............             20          11,104,844.44        5.19
801 - 820...............             12           7,052,250.00        3.30
                              -------------- ------------------ ----------------
      TOTAL:                        362        $213,967,796.94      100.00%
                              ============== ================== ================

------------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the group 2 mortgage loans was approximately 718.


         TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
-------------------------------------------------------------------------------
                                                                   PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                                   NUMBER OF      AGGREGATE         BALANCE
                                    GROUP 2       PRINCIPAL      OUTSTANDING OF
                                   MORTGAGE        BALANCE         THE GROUP 2
       PROPERTY TYPE                LOANS        OUTSTANDING     MORTGAGE LOANS
---------------------------         ------       -----------     --------------
Single Family Residence.            228        $134,584,004.22       62.90%
Planned Unit Development
(PUD)...................             79          47,029,726.60       21.98
Low-Rise Condominium....             30          16,110,316.12        7.53
Two-Family Residence....             11           6,963,050.00        3.25
Three-Family Residence                5           3,899,200.00        1.82
Townhouse...............              4           2,054,000.00        0.96
Four-Family Residence                 2           1,740,000.00        0.81
High-Rise Condominium...              3           1,587,500.00        0.74
                              ------------   ------------------ ----------------
      TOTAL:                        362        $213,967,796.94       100.00%
                              ============   ================== ================



                     PURPOSE OF THE GROUP 2 MORTGAGE LOANS
-------------------------------------------------------------------------------
                                                                   PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                                   NUMBER OF      AGGREGATE         BALANCE
                                    GROUP 2       PRINCIPAL      OUTSTANDING OF
                                   MORTGAGE        BALANCE         THE GROUP 2
       LOAN PURPOSE                 LOANS        OUTSTANDING     MORTGAGE LOANS
---------------------------         ------       -----------     --------------
Refinance (Cash Out)                165        $ 97,259,517.41       45.46%
Purchase................            148          86,247,098.84       40.31
Refinance (Rate/Term)                49          30,461,180.69       14.24
                            -------------- -------------------  ----------------
      TOTAL:                        362        $213,967,796.94      100.00%
                            ============== ===================  ================



              OCCUPANCY TYPES FOR THE GROUP 2 MORTGAGE LOANS (1)
-------------------------------------------------------------------------------
                                                                   PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                                 NUMBER OF        AGGREGATE         BALANCE
                                  GROUP 2         PRINCIPAL      OUTSTANDING OF
                                 MORTGAGE          BALANCE         THE GROUP 2
     OCCUPANCY TYPE               LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------       ------         -----------     --------------
Primary Home...........           324        $190,877,197.06         89.21%
Investment.............            27          15,439,203.33          7.22
Second Home............            11           7,651,396.55          3.58
                            -------------- -------------------- ----------------
      TOTAL:                      362        $213,967,796.94        100.00%
                            ============== ==================== ================

----------------
(1) Based upon representations of the related mortgagors at the time of origination.


             DOCUMENTATION PROGRAMS OF THE GROUP 2 MORTGAGE LOANS
-------------------------------------------------------------------------------
                                                                   PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                                 NUMBER OF        AGGREGATE         BALANCE
                                  GROUP 2         PRINCIPAL      OUTSTANDING OF
                                 MORTGAGE          BALANCE         THE GROUP 2
     TYPE OF PROGRAM               LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------       ------         -----------     --------------
Stated Income..........           214        $123,607,156.99         57.77%
Full/Alternate.........            52          31,756,748.34         14.84
No Doc.................            43          26,997,603.44         12.62
No Ratio...............            40          23,816,488.17         11.13
No Income/ No Asset....            13           7,789,800.00          3.64
                            -------------- -------------------- ----------------
      TOTAL:                      362        $213,967,796.94        100.00%
                            ============== ==================== ================



             RANGES OF LOAN AGE FOR THE GROUP 2 MORTGAGE LOANS (1)
-------------------------------------------------------------------------------
                                                                   PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                                 NUMBER OF        AGGREGATE         BALANCE
                                  GROUP 2         PRINCIPAL      OUTSTANDING OF
                                 MORTGAGE          BALANCE         THE GROUP 2
RANGE OF LOAN AGE (MONTHS)        LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------       ------         -----------     --------------
0......................           284        $170,784,943.00         79.82%
1 - 5..................            77          42,394,860.60         19.81
6 - 10.................             1             787,993.34          0.37
                            -------------- -------------------- ----------------
      TOTAL:                      362        $213,967,796.94        100.00%
                            ============== ==================== ================

-----------------
(1) As of the Cut-off Date, the weighted average loan age of the group 2 mortgage loans was approximately zero months.


             PREPAYMENT CHARGE TERMS OF THE GROUP 2 MORTGAGE LOANS
-------------------------------------------------------------------------------
                                                                   PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                                 NUMBER OF        AGGREGATE         BALANCE
                                  GROUP 2         PRINCIPAL      OUTSTANDING OF
    PREPAYMENT CHARGE            MORTGAGE          BALANCE         THE GROUP 2
      TERM (MONTHS)               LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------       ------         -----------     --------------
0..........................         225        $126,962,302.83       59.34%
12.........................           3           1,608,000.00        0.75
24.........................           1             432,000.00        0.20
36.........................         133          84,965,494.11       39.71
                            --------------  ------------------- ----------------
      TOTAL:                        362        $213,967,796.94        100.00%
                            ==============  =================== ================

                  LOAN PROGRAMS FOR THE GROUP 2 MORTGAGE LOANS
-------------------------------------------------------------------------------
                                                                   PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                                 NUMBER OF        AGGREGATE         BALANCE
                                  GROUP 2         PRINCIPAL      OUTSTANDING OF
                                 MORTGAGE          BALANCE         THE GROUP 2
      LOAN PROGRAM                LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------       ------         -----------     --------------
10/6 LIBOR.............            18        $  8,946,118.08          4.18%
10/1 LIBOR.............            25          15,072,362.55          7.04
10/6 LIBOR Interest Only          143          83,648,311.31         39.09
10/1 LIBOR Interest Only          176         106,301,005.00         49.68
                            -------------- -------------------- ----------------
      TOTAL:                      362        $213,967,796.94        100.00%
                            ============== ==================== ================

                 GROSS MARGINS FOR THE GROUP 2 MORTGAGE LOANS(1)
-------------------------------------------------------------------------------
                                                                   PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                                 NUMBER OF        AGGREGATE         BALANCE
                                  GROUP 2         PRINCIPAL      OUTSTANDING OF
        RANGE OF                 MORTGAGE          BALANCE         THE GROUP 2
     GROSS MARGIN (%)             LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------       ------         -----------     --------------
1.501 - 2.000..........             1        $    434,000.00          0.20%
2.001 - 2.500..........            55          28,580,432.13         13.36
2.501 - 3.000..........           306         184,953,364.81         86.44
                            -------------- -------------------- ----------------
      TOTAL:                      362        $213,967,796.94        100.00%
                            ============== ==================== ================

---------------
(1) As of the Cut-off Date, the weighted average Gross Margin of the group 2 mortgage loans was approximately 2.682%.


             INITIAL ADJUSTMENT DATE FOR THE GROUP 2 MORTGAGE LOANS
-------------------------------------------------------------------------------
                                                                   PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                                 NUMBER OF        AGGREGATE         BALANCE
                                  GROUP 2         PRINCIPAL      OUTSTANDING OF
                                 MORTGAGE          BALANCE         THE GROUP 2
INITIAL ADJUSTMENT DATE            LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------       ------         -----------     --------------
June 2015..............             1        $    787,993.34          0.37%
September 2015.........             5           2,509,840.00          1.17
October 2015...........            31          16,437,144.94          7.68
November 2015..........            41          23,447,875.66         10.96
December 2015..........           189         118,082,807.00         55.19
January 2016...........            95          52,702,136.00         24.63
                            -------------- -------------------- ----------------
      TOTAL:                      362        $213,967,796.94        100.00%
                            ============== ==================== ================


        MONTHS TO INITIAL ADJUSTMENT DATE FOR THE GROUP 2 MORTGAGE LOANS
-------------------------------------------------------------------------------
                                                                   PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                                 NUMBER OF        AGGREGATE         BALANCE
                                  GROUP 2         PRINCIPAL      OUTSTANDING OF
RANGE OF NUMBER OF MONTHS        MORTGAGE          BALANCE         THE GROUP 2
TO INITIAL ADJUSTMENT DATE         LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------       ------         -----------     --------------
109 - 120..............           267        $161,265,660.94         75.37%
121 - 132..............            95          52,702,136.00         24.63
                            -------------- -------------------- ----------------
      TOTAL:                      362        $213,967,796.94        100.00%
                            ============== ==================== ================


            MAXIMUM MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS(1)
-------------------------------------------------------------------------------
                                                                   PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                                 NUMBER OF        AGGREGATE         BALANCE
                                  GROUP 2         PRINCIPAL      OUTSTANDING OF
     RANGE OF MAXIMUM            MORTGAGE          BALANCE         THE GROUP 2
     MORTGAGE RATE (%)            LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------       ------         -----------     --------------
10.001 - 10.500........             1         $   399,000.00          0.19%
10.501 - 11.000........            36          24,495,561.55         11.45
11.001 - 11.500........           120          73,603,337.00         34.40
11.501 - 12.000........            72          42,510,731.26         19.87
12.001 - 12.500........           111          61,725,218.79         28.85
12.501 - 13.000........            22          11,233,948.34          5.25
                            -------------- -------------------- ----------------
      TOTAL:                      362        $213,967,796.94       100.00%
                            ============== ==================== ================

------------------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the group 2 mortgage loans was approximately 11.714%.


           INITIAL PERIODIC RATE CAP FOR THE GROUP 2 MORTGAGE LOANS(1)
-------------------------------------------------------------------------------
                                                                   PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                                 NUMBER OF        AGGREGATE         BALANCE
                                  GROUP 2         PRINCIPAL      OUTSTANDING OF
     INITIAL PERIODIC            MORTGAGE          BALANCE         THE GROUP 2
        RATE CAP(%)               LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------       ------         -----------     --------------
5.000..................           309        $186,358,364.81         87.10%
6.000..................            53          27,609,432.13         12.90
                            -------------- -------------------- ----------------
      TOTAL:                      362        $213,967,796.94        100.00%
                            ============== ==================== ================

----------------
(1) As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the group 2 mortgage loans was approximately 5.129%.


         SUBSEQUENT PERIODIC RATE CAP FOR THE GROUP 2 MORTGAGE LOANS(1)
-------------------------------------------------------------------------------
                                                                   PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                                 NUMBER OF        AGGREGATE         BALANCE
                                  GROUP 2         PRINCIPAL      OUTSTANDING OF
    SUBSEQUENT PERIODIC          MORTGAGE          BALANCE         THE GROUP 2
         RATE CAP(%)              LOANS          OUTSTANDING     MORTGAGE LOANS
---------------------------       ------         -----------     --------------
1.000..................           107        $ 64,504,997.26         30.15%
2.000..................           255         149,462,799.68         69.85
                            -------------- -------------------- ----------------
      TOTAL:                      362        $213,967,796.94        100.00%
                            ============== ==================== ================
------------------
(1) As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the group 2 mortgage loans was approximately 1.699%.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. The certificates represent obligations of the trust fund only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

         The Mortgage Pass-Through Certificates, Series 2005-AR35 will consist of the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2 and Class A-R Certificates (all of which are sometimes together referred to as the "SENIOR CERTIFICATES"), the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates (all of which are together are sometimes referred to as the "SUBORDINATED CERTIFICATES") and the Class P Certificates. Only the classes of certificates listed on the cover page (all of which are referred to as the "OFFERED CERTIFICATES") are offered by this free writing prospectus. The Class P, Class B-4, Class B-5 and Class B-6 Certificates (all of which are together are sometimes referred to as the "PRIVATE CERTIFICATES") are not offered by this free writing prospectus. Their Class Certificate Balances are expected to be approximately $100, $2,985,000, $1,086,000 and $814,503, respectively. The pass-through rate for each class of private certificates other than the Class P Certificates will be calculated as described under "--Interest" in this free writing prospectus. The Class P Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates. The classes of offered certificates will have the respective initial Class Certificate Balances set forth on the cover page of this free writing prospectus and will have the pass-through rates described in this free writing prospectus. The initial Class Certificate Balances may vary in the aggregate by plus or minus 10%. Any information contained in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates.

         The "CLASS CERTIFICATE BALANCE" of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

    o all amounts previously distributed to holders of certificates of that class as distributions of principal, and

    o the amount of Realized Losses (including Excess Losses) allocated to that class;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans in a related loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of certificates.

         In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P Certificates), following all distributions and the allocation of Realized Losses on any Distribution Date exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period.

         The senior certificates will have an initial aggregate Class Certificate Balance of approximately $251,992,100 and will evidence in the aggregate an initial beneficial ownership interest in the trust fund of approximately 92.85%. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest in the trust fund of approximately 2.60%, 1.70%, 1.05%, 1.10%, 0.40% and 0.30%, respectively.

         The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

SENIOR CERTIFICATE GROUPS

         The Class 1-A-1, Class 1-A-2 and Class A-R Certificates are together sometimes referred to in this free writing prospectus as the "GROUP 1 SENIOR CERTIFICATES" and they relate to the group 1 mortgage loans. The Class 2-A-1 and Class 2-A-2 Certificates are sometimes referred to in this free writing prospectus as the "GROUP 2 SENIOR CERTIFICATES" and they relate to the group 2 mortgage loans. Each of the group 1 senior certificates and group 2 senior certificates are sometimes referred to in this free writing prospectus as a "SENIOR CERTIFICATE GROUP." The subordinated certificates relate to both loan groups.

BOOK-ENTRY CERTIFICATES

         The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("CERTIFICATE OWNERS") may elect to hold their Book-Entry Certificates through The Depository Trust Company ("DTC") in the United States, or, upon request, Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("EUROCLEAR") in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("PARTICIPANTS") and DTC.

         The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and Participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective

Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("NEW CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

         Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

         On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

         Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.

Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "EUROCLEAR OPERATOR") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

         Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the trust fund provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

         DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

         On or before the closing date, the master servicer will establish an account (the "CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The master servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. On or before the closing date, the trustee will establish an account (the "DISTRIBUTION ACCOUNT"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group for that Distribution Date and will deposit such Available Funds in the Distribution Account. Funds credited to the Certificate Account or the Distribution Account may be invested for the benefit and at the risk of the master servicer in permitted investments, as defined in the pooling and servicing agreement, that are scheduled to mature on or prior to the business day preceding the next Distribution Date. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates.

DISTRIBUTIONS

         Distributions on the certificates will be made by the trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in January 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "RECORD DATE" is the last business day of the month immediately preceding the month of such Distribution Date for all classes of certificates.

         Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank, or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

         As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date, and, in certain circumstances, from any Available Funds from the other loan groups remaining after distribution to the senior certificates related to such loan groups. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates in the following order of priority:

    o to current and unpaid interest on each class of senior certificates in the related senior certificate group, pro rata, based on their respective Interest Distribution Amounts;

    o to principal of the classes of senior certificates in the related senior certificate group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under "Description of the Certificates -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes of certificates in the related senior certificate group on the Distribution Date;

    o from Available Funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to (x) any distributions that may be required to be made as described in this free writing prospectus under "--Cross-Collateralization" and (y) the limitations set forth in this free writing prospectus under "Description of the Certificates -- Interest" and " -- Principal;" and

    o   any remaining amounts to the Class A-R Certificates.

    "AVAILABLE FUNDS" for a loan group for any Distribution Date will be equal to the sum of

    o all scheduled installments of interest (net of the related Expense Fees for that loan group) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

    o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group;

    o all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period, including all interest paid in connection with the prepayments, other than certain excess amounts, and the Compensating Interest; and

    o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the seller or the master servicer as of the Distribution Date;

    minus

    o amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

         The classes of offered certificates entitled to receive distributions of interest will have the respective pass-through rates described below.

         The pass-through rates for each class of senior certificates for each interest accrual period for any Distribution Date will be the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the related loan group. The pass-through rates for the group 1 senior certificates and group 2 senior certificates for the interest accrual period for the first Distribution Date are expected to be approximately 6.064% and 6.023% per annum, respectively.

         The "WEIGHTED AVERAGE ADJUSTED NET MORTGAGE RATE" for a loan group and any Distribution Date means a per annum rate equal to the average of the adjusted net mortgage rate of each Mortgage Loan in that loan group, weighted on the basis of its Stated Principal Balance as of the Due Date in the month prior to the month in which such Distribution Date occurs (after giving effect to prepayments received in the Prepayment Period related to that prior Due Date).

         The pass-through rate for each class of subordinated certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to the sum of the following for each loan group: the product of (x) the Weighted Average Adjusted Net Mortgage Rate of the related Mortgage Loans and
(y) a fraction, the numerator of which is the Assumed Balance immediately prior to that Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date. The pass-through rate for each class of subordinated certificates for the interest accrual period for the first Distribution Date is expected to be approximately 6.032% per annum.

         On each Distribution Date, to the extent of funds available, each interest bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "INTEREST DISTRIBUTION AMOUNT" for any interest bearing class will be equal to the sum of
(a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance immediately prior to the applicable Distribution Date; and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called "UNPAID INTEREST AMOUNTS").

         With respect to each Distribution Date for all of the interest bearing classes of certificates, the "INTEREST ACCRUAL PERIOD" will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

         The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) both loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "NET INTEREST SHORTFALL" is equal to the sum of:

    o any net prepayment interest shortfalls for that loan group and Distribution Date and

    o the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

         Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all classes of the related senior certificates and the classes of subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

         For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The "ASSUMED BALANCE" for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date). Notwithstanding the foregoing, on any Distribution Date after a Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

         A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state or local laws.

         With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate prepayment interest shortfall experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the sum of (x) the Compensating Interest for that Distribution Date and loan group and (y) the excess, if any, of the Compensating Interest for each other loan group over the prepayment interest shortfalls for that loan group. A "PREPAYMENT INTEREST SHORTFALL" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month's interest at the related Mortgage Rate, net of the servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

         If on any Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are insufficient to make a full distribution of the interest entitlement on the group of certificates related to that loan group, interest will be distributed on each class of certificates in that certificate group of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates in that certificate group will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

PRINCIPAL

         Principal Amount. On each Distribution Date, the Principal Amount for each loan group will be distributed as principal with respect to the related senior certificates in an amount up to the related Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

         The "PRINCIPAL AMOUNT" for any Distribution Date and loan group will equal the sum of:

          (a) all monthly payments of principal due on each Mortgage Loan in that loan group on the related Due Date,

          (b) the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan that was repurchased due to a modification of the Mortgage Rate,

          (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

          (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          (e) with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

          (f) all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loan in that loan group that was repurchased due to modification of the Mortgage Rate, and

          (g) (A) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries in that loan group that incurred (1) an Excess Loss or (2) a Realized Loss after the Senior Credit Support Depletion Date, any such Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

         Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates, as follows:

          o    with respect to loan group 1, sequentially, as follows:

               first, to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

               second, concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

          o with respect to loan group 2, concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

         The capitalized terms used in this free writing prospectus shall have the following meanings:

         "PREPAYMENT PERIOD" means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

         "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and to liquidation proceeds allocable to principal received in the prior calendar month and prepayments received through the last day of the Prepayment Period in which the Due Date occurs. The "POOL PRINCIPAL BALANCE" equals the aggregate Stated Principal Balance of the Mortgage Loans.

         The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for a loan group for any Distribution Date will equal the sum of

         (i) the applicable Senior Percentage of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that loan group and that Distribution Date,

         (ii) for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

                (a) the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

                (b) either

                      (x) if no Excess Losses were sustained on a Liquidated Mortgage Loan during the preceding calendar month, the related Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or

                      (y) if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the applicable Senior Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

         (iii) the related Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and the Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan in that loan group that is not a Liquidated Mortgage Loan, the related Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the principal portion of the Bankruptcy Loss; provided, further, however, that on any Distribution Date after a Senior Termination Date, the Senior Principal Distribution Amount for the remaining certificates will be calculated pursuant to the above formula based on all the Mortgage Loans in the trust fund, as opposed to only the Mortgage Loans in the related loan group.

         The "SENIOR PERCENTAGE" for any senior certificate group and Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate Class Certificate Balance of each class of senior certificates of such senior certificate group immediately before the Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received on the related Mortgage Loans in the Prepayment Period related to that Due Date); provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately prior to such Distribution Date.

         For any Distribution Date on and prior to a Senior Termination Date, the "SUBORDINATED PERCENTAGE" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After a Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

         The "SENIOR PREPAYMENT PERCENTAGE" of a senior certificate group for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

         The "SUBORDINATED PREPAYMENT PERCENTAGE" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage for such Distribution Date.

         The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group for the Distribution Date will once again equal 100%).

         Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to all of the Mortgage Loans:

          o the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the trust fund and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balance of the related Mortgage Loans or (b) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date, does not equal or exceed 50%, and

          o cumulative Realized Losses on the Mortgage Loans in each loan group do not exceed

               o commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balances of the related Mortgage Loans as of the Cut-off Date or (ii) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case the "ORIGINAL SUBORDINATE PRINCIPAL BALANCE"),

               o commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

               o commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

               o commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

               o commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

         The "SENIOR TERMINATION DATE" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

         Notwithstanding the preceding paragraphs, if (x) on or before the Distribution Date in December 2008, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date plus 50% of an amount equal to 100% minus the related Senior Percentage for that Distribution Date and (y) after the Distribution Date in December 2008, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the "TWO TIMES TEST"), the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

         The "AGGREGATE SUBORDINATED PERCENTAGE" for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

         If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal or full and partial principal prepayments and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

CROSS-COLLATERALIZATION

         If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, after giving effect to distributions to be made on that Distribution Date, is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group (any such group, the "UNDERCOLLATERALIZED GROUP"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of the Undercollateralized Group, until the aggregate Class Certificate Balance of the senior certificates of the Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans for that loan group (such distribution, an "UNDERCOLLATERALIZATION DISTRIBUTION"). If the senior certificates of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan groups remaining after all required amounts for that Distribution Date have been distributed to the senior certificates of that related senior certificate group. Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

         All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and "-- Subordinated Principal Distribution Amount" below.

         Subordinated Principal Distribution Amount. On each Distribution Date and with respect to both loan groups, to the extent of Available Funds therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution

Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from each loan group (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from each loan group for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

         With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such class and all classes of subordinated certificates that have higher numerical class designations than that class (the "APPLICABLE CREDIT SUPPORT PERCENTAGE") is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the "ORIGINAL APPLICABLE CREDIT SUPPORT PERCENTAGE"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "RESTRICTED CLASSES") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

         The "CLASS SUBORDINATION PERCENTAGE" with respect to any Distribution Date and each class of subordinated certificates will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of such class of subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately prior to such Distribution Date.

         The approximate Original Applicable Credit Support Percentages for the subordinated certificates on the date of issuance of the certificates are expected to be as follows:

            Class B-1....................................     7.15%
            Class B-2....................................     4.55%
            Class B-3....................................     2.85%
            Class B-4....................................     1.80%
            Class B-5....................................     0.70%
            Class B-6....................................     0.30%

               The "SUBORDINATED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date and loan group will equal the sum of

          o the Subordinated Percentage for that loan group of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that loan group and that Distribution Date,

          o for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount, up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date, and

          o the Subordinated Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and that Distribution Date.

         On any Distribution Date after a Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans in the related loan group.

         Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the trust fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any loan group remaining after payment of interest and principal on the senior certificates and interest and principal on the subordinated certificates, as described above and, after the final distribution has been made with respect to the certificates. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

         On each Distribution Date, any Realized Loss on the Mortgage Loans in a loan group, other than any Excess Loss, will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and then to the senior certificates in the related senior certificate group, pro rata, based upon their respective Class Certificate Balances, except that any Realized Losses on the group 1 mortgage loans that would otherwise be allocated to the Class 1-A-1 Certificates will instead be allocated to the Class 1-A-2 Certificates until its Class Certificate Balance is reduced to zero and any Realized Losses on the group 2 mortgage loans that would otherwise be allocated to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-2 Certificates until its Class Certificate Balance is reduced to zero.

         On each Distribution Date, Excess Losses on the Mortgage Loans in each loan group will be allocated among the classes of senior certificates of the related senior certificate group and the subordinated certificates as follows:

o the applicable Senior Percentage of such Excess Loss will be allocated among the classes of senior certificates in that senior certificate group, pro rata, based on their Class Certificate Balances,

o the applicable Subordinated Percentage of such Excess Loss will be allocated among the classes of subordinated certificates pro rata based on each class' share of the Assumed Balance for the applicable loan group.

         The share of the Assumed Balance for each class of subordinated certificates for a loan group will be based on the Class Certificate Balance of such class of subordinated certificates; provided, however, on any Distribution Date after a Senior Termination Date, such Excess Losses on all of the Mortgage Loans will be allocated to the subordinated certificates based upon their respective Class Certificate Balances; provided further, however, on any Distribution Date on and after the Senior Credit Support Depletion Date, any Excess Loss on any Mortgage Loan will be allocated pro rata among the classes of senior certificates in the related senior certificate group. Unlike Realized Losses, any Excess Losses on the Mortgage Loans in a loan group will be allocated proportionately among all related classes of certificates (other than the Class P Certificates), including the Class 1-A-1 and Class 2-A-1 Certificates, without any reallocation of such Excess Losses to the Class 1-A-2 and Class 2-A-2 Certificates.

         The "SENIOR CREDIT SUPPORT DEPLETION DATE" is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

         Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

         In general, a "REALIZED LOSS" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. "EXCESS LOSSES" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount. "BANKRUPTCY LOSSES" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "SPECIAL HAZARD LOSSES" are Realized Losses in respect of Special Hazard Mortgage Loans. "FRAUD LOSSES" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "Credit Enhancement -- Subordination" in this free writing prospectus.

         A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "SPECIAL HAZARD MORTGAGE LOAN" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy. See "Credit Enhancement -- Subordination" in this free writing prospectus.

         "SUBSEQUENT RECOVERIES" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

         The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class P Certificates.


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                               CREDIT ENHANCEMENT

SUBORDINATION

            Any Realized Losses on the Mortgage Loans will be allocated among the related classes of senior certificates as specified in this free writing prospectus under "Description of the Certificates--Allocation of Losses."

             The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the related senior certificates and the rights of the holders of each class of related subordinated certificates (other than the Class B-1 Certificates) to receive the distributions that are allocated to the related subordinated certificates will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this free writing prospectus. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the applicable senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses, on the related Mortgage Loans. In addition, the subordinated certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, on the related Mortgage Loans as described in the following paragraphs. Realized Losses, other than Excess Losses, on the Mortgage Loans will be allocated to the subordinated certificates then outstanding with the highest numerical class designation.

            The subordinated certificates will provide limited protection to the classes of certificates of higher relative priority against

            o Special Hazard Losses in an initial amount expected to be up to approximately $5,556,500 (the "SPECIAL HAZARD LOSS COVERAGE AMOUNT"),

            o Bankruptcy Losses in an initial amount expected to be up to approximately $150,000 (the "BANKRUPTCY LOSS COVERAGE AMOUNT"), and

            o Fraud Losses in an initial amount expected to be up to approximately $8,141,928 (the "FRAUD LOSS COVERAGE AMOUNT").

            The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of

            o that Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans, incurred since the closing date, or

            o     the greatest of

                  o 1% of the aggregate of the principal balances of the Mortgage Loans,

                  o     twice the principal balance of the largest Mortgage
                        Loan, and

                  o the aggregate principal balances of the Mortgage Loans, secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any zip code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

            The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the certificates. In addition, the Fraud Loss Coverage Amount will be reduced on the fifth anniversary of the Cut-off Date, to zero and on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of:

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            o     2.00% of the then current pool principal balance, in the case of the first such anniversary and 1.00% of the then current pool principal balance in the case of the second, third and fourth such anniversaries, and

            o     the excess of:

                  o the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over

                  o the cumulative amount of Fraud Losses allocated to the certificates since the preceding anniversary.

            The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the subordinated certificates.

            The amount of coverage provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

            A "DEFICIENT VALUATION" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in that value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "DEBT SERVICE REDUCTION") of the amount of the monthly payment on the related Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the master servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the master servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

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